Exhibit 24.1

OMNIBUS POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of David W. Bullock and Michael L. Korniczky, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, in his or her capacity as an officer, director or manager, as the case may be, of the registrants listed below), a Registration Statement on Form S-4 and any amendments, including post-effective amendments, thereto relating to the 8 1/4% Senior Notes due 2017 (the “Notes”) of Graham Packaging Company, L.P. and GPC Capital Corp. I (the “Issuers”) and the guarantees relating to the Notes, and to file the same, with all exhibits thereto, and all other documents in connection therewith, as contemplated under the Registration Rights Agreement, dated as of November 24, 2009, among the Issuers, the Guarantors named therein, Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and Goldman, Sachs & Co., relating to the Notes, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to enable the registrants listed below to comply with the provisions of the Securities Act of 1933, as amended, and all the rules, regulations and requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

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This Omnibus Power of Attorney may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the 2nd day of July, 2010.

Graham Packaging Company, L.P.

GPC Capital Corp. I

Graham Packaging Holdings Company

GPC Sub GP LLC

Graham Packaging Latin America, LLC

Graham Packaging Poland, L.P.

Graham Recycling Company, L.P.

Graham Packaging France Partners

Graham Packaging West Jordan, LLC

Graham Packaging Acquisition Corp.

Graham Packaging Plastic Products Inc.

Graham Packaging PET Technologies Inc.

Graham Packaging Regioplast STS Inc.

Graham Packaging International Plastic Products Inc.

Graham Packaging Leasing USA LLC

Graham Packaging Comerc USA LLC

Graham Packaging Controllers USA LLC

Graham Packaging Technological Specialties LLC

Graham Packaging Minster LLC

GPACSUB LLC

/s/ MARK S. BURGESS Mark S. Burgess

/s/ DAVID W. BULLOCK David W. Bullock

/s/ WILLIAM E. HENNESSEY William E. Hennessey

/s/ CHINH E. CHU Chinh E. Chu

/s/ VIKRANT SAWHNEY Vikrant Sawhney

/s/ ANGELO G. ACCONCIA Angelo G. Acconcia

/s/ CHARLES E. KIERNAN Charles E. Kiernan

/s/ GARY G. MICHAEL Gary G. Michael

/s/ JOHN R. CHIMINSKI John R. Chiminski

/s/ THOMAS C. HALLOWELL Thomas C. Hallowell